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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JULY 1, 1998
                        (DATE OF EARLIEST EVENT REPORTED)


                                BOWNE & CO., INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



           DELAWARE                    1-05842                 13-2618477
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                   IDENTIFICATION NUMBER)


 345 HUDSON STREET, NEW YORK, NEW YORK                           10014
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (212) 924-5500
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On July 1, 1998 Desi Acquisition, Inc. ("Acquiror"), a wholly owned subsidiary of Bowne & Co., Inc. (the "Company"), acquired approximately, 4,920,240 shares of Donnelley Enterprise Solutions Incorporated ("DESI"), representing approximately 98.2% of DESI's outstanding shares of common stock, for a cash price of $21.00 per share. The shares were purchased pursuant to a tender offer to acquire all of the outstanding shares of DESI common stock commenced on June 3, 1998.

      On July 6, 1998, the Company completed the merger of Acquiror with DESI. Upon consummation of the merger, DESI became a wholly-owned subsidiary of the Company and the shareholders of DESI who did not tender their shares became entitled to receive $21.00 per share. The total purchase price for DESI was approximately $103 million for the tendered shares, plus certain additional amounts to be paid in respect of outstanding stock options and transaction expenses.

      The funds used to consummate the acquisition came from borrowings of the Company under a revolving credit agreement, dated July 7, 1997 (the "Credit Agreement") with Fleet Bank, National Association, as Administrative Agent and certain other lending institutions.

      DESI is a single-source provider of integrated information management solutions to professional service organizations, primarily large law firms, investment banks, and accounting firms.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of business acquired:

            To be filed by Amendment not later than September 13, 1998.

      (b)   Pro Forma Financial Information:

            To be filed by Amendment not later than September 13, 1998.

      (c)   Exhibits:

            Exhibit 2.1  Agreement and Plan of Merger among Bowne & Co.,
                         Inc., DESI Acquisition, Inc. and Donnelley Enterprise Solutions Incorporated, dated as of May 27, 1998, incorporated herein by reference to Exhibit 11(c)(1) to
                         Schedule 14D-1 of Bowne & Co., Inc., dated June 3,
                         1998.

            Exhibit 2.2 Credit Agreement, dated as of July 7, 1997, by and among Bowne & Co., Inc. the subsidiary borrowers party thereto, Fleet Bank, National Association, as Administrative Agent, the Bank of Montreal, as Documentation Agent and the lenders party thereto, incorporated herein by reference to Exhibit 11(b)(1) to Schedule 14D-1 of Bowne & Co., Inc., dated
                         June 3, 1998.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BOWNE & CO, INC.


                                    By: /s/ Denise K. Fletcher
                                       ---------------------------------
                                    Name:  Denise K. Fletcher
                                    Title: Senior Vice President and
                                           Chief Financial Officer

Dated: July 15, 1998


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